Exhibit 99.1
Exterran Holdings and Exterran Partners Report
Fourth-Quarter and Full-Year 2011 Results

HOUSTON, Feb. 23, 2012 – Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) today reported financial results for the fourth quarter and full year 2011.

Exterran Holdings, Inc. Financial Results
Net loss from continuing operations attributable to Exterran stockholders for the fourth quarter 2011 was $8.6 million, or $0.14 per diluted share, excluding a $48.6 million valuation allowance recorded against the deferred tax asset in Brazil and pretax charges totaling $12.2 million principally comprised of restructuring charges.  Net loss from continuing operations attributable to Exterran stockholders for the fourth quarter 2011 included pretax income of $13.8 million related to non-income tax based tax receivables in Brazil that we determined were realizable.  The valuation allowance did not impact our cash flows, liquidity position, or compliance with debt covenants.  Net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the third quarter 2011 was $30.4 million, or $0.48 per diluted share, and net loss from continuing operations attributable to Exterran stockholders, excluding charges, for the fourth quarter 2010 was $32.0 million, or $0.51 per diluted share.

Exterran Holdings reported a net loss attributable to Exterran stockholders for the fourth quarter 2011 of $66.6 million, or $1.06 per diluted share, compared to a net loss attributable to Exterran stockholders for the third quarter 2011 of $216.0 million, or $3.44 per diluted share, and a net loss attributable to Exterran stockholders for the fourth quarter 2010 of $118.0 million, or $1.90 per diluted share.

Revenue was $702.9 million for the fourth quarter 2011, compared to $704.5 million for the third quarter 2011 and $615.8 million for the fourth quarter 2010.  EBITDA, as adjusted (as defined below), was $118.8 million for the fourth quarter 2011, compared to $99.7 million for the third quarter 2011 and $99.3 million for the fourth quarter 2010.

“Exterran Holdings recorded improved operating performance and increased fabrication backlog levels in the fourth quarter.  We continue to see solid demand in North America, particularly in liquids rich and shale gas areas, although uncertainties remain due to relatively low natural gas prices.  International markets remain challenging, however we are encouraged by our recently announced contract awards in the Middle East, Bolivia and Mexico,” said Brad Childers, Exterran Holdings’ President and Chief Executive Officer.

“As was the case last year, the first quarter of 2012 is expected to be the low point of the year with revenues expected to be somewhat lower than first-quarter 2011 levels.  We are implementing several initiatives to improve our profitability and cash flow and to reduce Exterran parent debt levels over the remainder of 2012 and beyond.  We are committed to improving our overall performance and creating value for our stockholders.”

Profit Improvement Program
To enhance its competitive position, in 2011 Exterran embarked on a multi-year plan to improve the profitability of its operations.  Exterran’s profitability initiatives are expected to benefit all of its business segments and geographies. As the largest provider of compression services in the world, Exterran intends to use its scale to achieve meaningful cost savings in its operations which it believes will provide better value to its customers.  Exterran is also focused on increasing productivity and optimizing its processes in its core lines of business. By making its systems and processes more efficient, Exterran expects to lower its internal costs of doing business and improve its profitability.

As an initial step in implementing a profit improvement plan, in the fourth quarter of 2011 Exterran implemented a workforce cost reduction program across all of its business segments.  A vast majority of the identified workforce reductions were completed in the fourth quarter 2011.  Exterran is expected to generate annual savings from the workforce cost reduction program of approximately $20 million to $25 million, with approximately $10 million to $15 million of those savings within selling, general and administrative expense.  Restructuring charges incurred during the fourth quarter 2011 and full year 2011 totaled $8.7 million and $11.6 million, respectively, related to consulting services and termination benefits.  Exterran Holdings is currently expected to incur additional charges with respect to the profit improvement initiative of approximately $3.1 million in 2012.

Exterran Partners, L.P. Financial Results
Exterran Partners reported revenue of $83.3 million for the fourth quarter 2011, compared to $84.4 million for the third quarter 2011 and $68.4 million for the fourth quarter 2010.  Net income was $4.5 million for the fourth quarter 2011, or $0.10 per diluted limited partner unit, compared to net income of $3.3 million, or $0.06 per diluted limited partner unit, for the third quarter 2011, and a net loss of $23.5 million, or $0.73 per diluted limited partner unit, for the fourth quarter 2010.

Exterran Partners’ EBITDA, as further adjusted (as defined below), totaled $37.5 million for the fourth quarter 2011, compared to $38.6 million for the third quarter 2011 and $31.4 million for the fourth quarter 2010.  Distributable cash flow (as defined below) totaled $24.5 million for the fourth quarter 2011, compared to $25.7 million for the third quarter 2011 and $20.4 million for the fourth quarter 2010.

“Exterran Partners continued its solid operating performance during the fourth quarter including increased operating horsepower of 25,000.  We increased our cash distribution for the sixth consecutive quarter, and distributable cash flow covered distributions by 1.25 times.  We remain committed to our growth strategies and increasing distributions to unitholders over time,” said Childers, Chairman, President and Chief Executive Officer of Exterran Partners’ managing general partner.

For the fourth quarter of 2011, Exterran Partners’ quarterly cash distribution was $0.4925 per limited partner unit, or $1.97 per limited partner unit on an annualized basis. The fourth-quarter 2011 distribution was $0.005 higher than the third-quarter 2011 distribution of $0.4875 per limited partner unit and $0.02 higher than the fourth-quarter 2010 distribution of $0.4725 per limited partner unit.

The cash distribution Exterran Holdings received for the fourth quarter 2011 based upon its limited partner and general partner interests in Exterran Partners was approximately $7.4 million.

Conference Call Details
Exterran Holdings, Inc. (NYSE: EXH) and Exterran Partners, L.P. (NASDAQ: EXLP) announce the following schedule and teleconference information for their fourth-quarter 2011 earnings release:

•
Teleconference: Thursday, Feb. 23, 2012 at 11:00 a.m. Eastern Time, 10:00 a.m. Central Time.  To access the call, United States and Canadian participants should dial 800-446-1671.  International participants should dial +1-847-413-3362 at least 10 minutes before the scheduled start time.  Please reference Exterran conference call number 31600114.

•	Live Webcast: The webcast will be available in listen-only mode via the companies’ website: www.exterran.com.

•
Webcast Replay: For those unable to participate, a replay will be available from 2:00 p.m. Eastern Time on Thursday, Feb. 23, 2012, until 2:00 p.m. Eastern Time on Thursday, Mar. 1, 2012. To listen to the replay, please dial 888-843-7419 in the United States and Canada, or +1-630-652-3042 internationally, and enter access code 31600114#.

*****
With respect to Exterran Holdings, EBITDA, as adjusted, a non-GAAP measure, is defined as loss from continuing operations plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations, merger and integration expenses, restructuring charges and other charges.  In the third quarter of 2011, the definition of EBITDA, as adjusted, was revised to add back non-cash gains or losses from foreign currency exchange rate changes recorded on intercompany obligations. This adjustment was made as management uses the resulting EBITDA, as adjusted, as a supplemental measure to review current period operating performance. In addition, this adjustment is similar to the EBITDA definition used for credit facility covenant calculations.  This change was also made to prior periods included herein for comparative purposes.

With respect to Exterran Partners, EBITDA, as further adjusted, a non-GAAP measure, is defined as net income (loss) plus income taxes, interest expense (including debt extinguishment costs and gain or loss on termination of interest rate swaps), depreciation and amortization expense, impairment charges, other charges, and non-cash selling, general and administrative (“SG&A”) costs and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the omnibus agreement to which Exterran Holdings and Exterran Partners are parties (the “Omnibus Agreement”), which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

With respect to Exterran Partners, distributable cash flow, a non-GAAP measure, is defined as net income (loss) plus depreciation and amortization expense, impairment charges, non-cash SG&A costs, interest expense and any amounts by which cost of sales and SG&A costs are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes, less cash interest expense (excluding amortization of deferred financing fees and costs incurred to early terminate interest rate swaps) and maintenance capital expenditures, and excluding gains/losses on asset sales and other charges.

With respect to Exterran Holdings, Gross Margin, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense).

With respect to Exterran Partners, Gross Margin, as adjusted, a non-GAAP measure, is defined as total revenue less cost of sales (excluding depreciation and amortization expense) plus any amounts by which cost of sales are reduced as a result of caps on these costs contained in the Omnibus Agreement, which amounts are treated as capital contributions from Exterran Holdings for accounting purposes.

About Exterran Holdings and Exterran Partners
Exterran Holdings, Inc. is a global market leader in full service natural gas compression and a premier provider of operations, maintenance, service and equipment for oil and gas production, processing and transportation applications.  Exterran Holdings serves customers across the energy spectrum—from producers to transporters to processors to storage owners.  Headquartered in Houston, Texas, Exterran has approximately 10,000 employees and operates in approximately 30 countries.

Exterran Partners, L.P. provides natural gas contract operations services to customers throughout the United States.  Exterran Holdings owns an equity interest in Exterran Partners, including all of the general partner interest.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Exterran Holdings and Exterran Partners (the “Companies”), which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: the Companies’ operational and financial strategies and ability to successfully effect those strategies; the Companies’ expectations regarding future economic and market conditions; the Companies’ financial and operational outlook and ability to fulfill that outlook; demand for the Companies’ products and services and growth opportunities for those products and services; statements related to the profit improvement program, including the expected benefits, profitability improvements, savings, restructuring charges and timing; and Exterran Partners’ commitment to growing and increasing distributions.

While the Companies believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of their business.  Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional, national and international economic conditions and the impact they may have on the Companies and their customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; Exterran Holdings’ ability to timely and cost-effectively execute larger projects; changes in political or economic conditions in key operating markets, including international markets; changes in safety, health, environmental and other regulations; and, as to each of the Companies, the performance of the other entity.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran Holdings’ Annual Report on Form 10-K for the year ended December 31, 2010, Exterran Partners’ Annual Report on Form 10-K for the year ended December 31, 2010, and those set forth from time to time in the Companies’ filings with the Securities and Exchange Commission, which are currently available at www.exterran.com.  Except as required by law, the Companies expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Exterran Contact Information:
Investors: David Oatman (281) 836-7035
Media: Susan Moore (281) 836-7398

SOURCE: Exterran Holdings, Inc. and Exterran Partners, L.P.

EXTERRAN HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Revenues:
North America contract operations	$150,318	$151,402	$151,383	$603,529	$608,065
International contract operations	114,675	113,759	112,438	445,059	465,144
Aftermarket services	126,917	106,666	86,063	409,423	322,097
Fabrication	311,031	332,651	265,896	1,225,459	1,066,227
	702,941	704,478	615,780	2,683,470	2,461,533

Costs and Expenses:
Cost of sales (excluding depreciation and amortization expense):
North America contract operations	76,412	77,639	76,219	310,069	300,686
International contract operations	45,446	48,227	44,693	184,405	175,357
Aftermarket services	103,604	85,987	75,688	348,662	276,307
Fabrication	290,335	303,259	229,735	1,102,237	904,722
Selling, general and administrative	84,940	90,969	91,809	359,382	358,255
Depreciation and amortization	91,698	91,018	105,012	365,870	401,478
Long-lived asset impairment	2,639	2,310	142,205	7,012	146,903
Restructuring charges	8,686	2,941	-	11,627	-
Goodwill impairment	665	196,142	-	196,807	-
Interest expense	39,045	38,672	37,557	149,473	136,149
Equity in loss of non-consolidated affiliates	209	262	261	471	609
Other (income) expense, net	(15,648)	13,588	(6,154)	(5,425)	(13,763)
	728,031	951,014	797,025	3,030,590	2,686,703
Loss before income taxes	(25,090)	(246,536)	(181,245)	(347,120)	(225,170)
Provision for (benefit from) income taxes	37,539	(33,491)	(55,708)	(13,465)	(66,606)
Loss from continuing operations	(62,629)	(213,045)	(125,537)	(333,655)	(158,564)
Income (loss) from discontinued operations, net of tax	(1,754)	(1,502)	(2,734)	(5,963)	45,323
Net loss	(64,383)	(214,547)	(128,271)	(339,618)	(113,241)
Less: net (income) loss attributable to the noncontrolling interest	(2,195)	(1,427)	10,243	(990)	11,416
Net loss attributable to Exterran stockholders	$(66,578)	$(215,974)	$(118,028)	$(340,608)	$(101,825)

Basic loss per common share:
Loss from continuing operations attributable to Exterran stockholders	$(1.03)	$(3.42)	$(1.85)	$(5.34)	$(2.37)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.03)	(0.02)	(0.05)	(0.10)	0.73
Net loss attributable to Exterran stockholders	$(1.06)	$(3.44)	$(1.90)	$(5.44)	$(1.64)
Diluted loss per common share:
Loss from continuing operations attributable to Exterran stockholders	$(1.03)	$(3.42)	$(1.85)	$(5.34)	$(2.37)
Income (loss) from discontinued operations attributable to Exterran stockholders	(0.03)	(0.02)	(0.05)	(0.10)	0.73
Net loss attributable to Exterran stockholders	$(1.06)	$(3.44)	$(1.90)	$(5.44)	$(1.64)
Weighted average common and equivalent shares outstanding:
Basic	62,821	62,728	62,164	62,624	61,995
Diluted	62,821	62,728	62,164	62,624	61,995

Loss attributable to Exterran stockholders:
Loss from continuing operations	$(64,824)	$(214,472)	$(115,294)	$(334,645)	$(147,148)
Income (loss) from discontinued operations, net of tax	(1,754)	(1,502)	(2,734)	(5,963)	45,323
Net loss attributable to Exterran stockholders	$(66,578)	$(215,974)	$(118,028)	$(340,608)	$(101,825)

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010
Revenues:
North America contract operations	$150,318	$151,402	$151,383	$603,529	$608,065
International contract operations	114,675	113,759	112,438	445,059	465,144
Aftermarket services	126,917	106,666	86,063	409,423	322,097
Fabrication	311,031	332,651	265,896	1,225,459	1,066,227
Total	$702,941	$704,478	$615,780	$2,683,470	$2,461,533

Gross Margin (1):
North America contract operations	$73,906	$73,763	$75,164	$293,460	$307,379
International contract operations	69,229	65,532	67,745	260,654	289,787
Aftermarket services	23,313	20,679	10,375	60,761	45,790
Fabrication	20,696	29,392	36,161	123,222	161,505
Total	$187,144	$189,366	$189,445	$738,097	$804,461

Selling, General and Administrative	$84,940	$90,969	$91,809	$359,382	$358,255
% of Revenues	12%	13%	15%	13%	15%

EBITDA, as adjusted (1)	$118,760	$99,668	$99,343	$398,734	$448,305
% of Revenues	17%	14%	16%	15%	18%

Capital Expenditures	$103,938	$71,370	$67,528	$282,791	$235,990
Less: Proceeds from Sale of PP&E	(7,047)	(6,666)	(5,695)	(46,258)	(31,195)
Net Capital Expenditures	$96,891	$64,704	$61,833	$236,533	$204,795

Gross Margin Percentage:
North America contract operations	49%	49%	50%	49%	51%
International contract operations	60%	58%	60%	59%	62%
Aftermarket services	18%	19%	12%	15%	14%
Fabrication	7%	9%	14%	10%	15%
Total	27%	27%	31%	28%	33%

Total Available Horsepower (at period end):
North America contract operations	3,632	3,648	3,701	3,632	3,701
International contract operations	1,260	1,236	1,200	1,260	1,200
Total	4,892	4,884	4,901	4,892	4,901

Total Operating Horsepower (at period end):
North America contract operations	2,880	2,832	2,837	2,880	2,837
International contract operations	960	977	981	960	981
Total	3,840	3,809	3,818	3,840	3,818

Total Operating Horsepower (average):
North America contract operations	2,841	2,825	2,826	2,836	2,832
International contract operations	975	978	1,007	978	1,024
Total	3,816	3,803	3,833	3,814	3,856

Horsepower Utilization (at period end):
North America contract operations	79%	78%	77%	79%	77%
International contract operations	76%	79%	82%	76%	82%
Total	78%	78%	78%	78%	78%

Fabrication Backlog:
Compression & accessory	$249,724	$166,072	$220,254	$249,724	$220,254
Production & processing equipment	415,968	406,634	483,275	415,968	483,275
Total	$665,692	$572,706	$703,529	$665,692	$703,529

Debt to Capitalization:
Debt	$1,773,039	$1,709,024	$1,897,147	$1,773,039	$1,897,147
Exterran stockholders' equity	1,437,236	1,490,396	1,609,448	1,437,236	1,609,448
Capitalization	$3,210,275	$3,199,420	$3,506,595	$3,210,275	$3,506,595
Total Debt to Captilization	55%	53%	54%	55%	54%

(1) Management believes disclosure of EBITDA, as adjusted, and Gross Margin, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net loss	$(64,383)	$(214,547)	$(128,271)	$(339,618)	$(113,241)
Income (loss) from discontinued operations, net of tax	(1,754)	(1,502)	(2,734)	(5,963)	45,323
Loss from continuing operations	(62,629)	(213,045)	(125,537)	(333,655)	(158,564)
Depreciation and amortization	91,698	91,018	105,012	365,870	401,478
Long-lived asset impairment	2,639	2,310	142,205	7,012	146,903
Restructuring charges	8,686	2,941	-	11,627	-
Investment in non-consolidated affiliates impairment	209	262	261	471	609
Goodwill impairment	665	196,142	-	196,807	-
Interest expense	39,045	38,672	37,557	149,473	136,149
(Gain) loss on currency exchange rate remeasurement of intercompany balances	908	14,859	(4,447)	14,594	(6,801)
Gain on sale of our investment in the subsidiary that owns the barge mounted
processing plant and other related assets used on the Cawthorne Channel Project	-	-	-	-	(4,863)
Provision for (benefit from) income taxes	37,539	(33,491)	(55,708)	(13,465)	(66,606)
EBITDA, as adjusted (1)	118,760	99,668	99,343	398,734	448,305
Selling, general and administrative	84,940	90,969	91,809	359,382	358,255
Equity in loss of non-consolidated affiliates	209	262	261	471	609
Investment in non-consolidated affiliates impairment	(209)	(262)	(261)	(471)	(609)
Gain (loss) on currency exchange rate remeasurement of intercompany balances	(908)	(14,859)	4,447	(14,594)	6,801
Gain on sale of our investment in the subsidiary that owns the barge mounted
processing plant and other related assets used on the Cawthorne Channel Project	-	-	-	-	4,863
Other (income) expense, net	(15,648)	13,588	(6,154)	(5,425)	(13,763)
Gross Margin (1)	$187,144	$189,366	$189,445	$738,097	$804,461

Net loss attributable to Exterran stockholders	$(66,578)	$(215,974)	$(118,028)	$(340,608)	$(101,825)
(Income) loss from discontinued operations	1,754	1,502	2,734	5,963	(45,323)
Valuation allowance on Brazil deferred tax asset	48,597	-	-	48,597	-
Charges, after-tax:
Long-lived asset impairment (including the impact on minority interest)	1,510	1,298	83,080	3,726	85,940
Restructuring charges	5,472	1,853	-	7,325	-
Investment in non-consolidated affiliates impairment	209	262	261	471	609
Goodwill impairment	419	180,643	-	181,062	-
Gain on sale of our investment in the subsidiary that owns the barge mounted
processing plant and other related assets used on the Cawthorne Channel Project	-	-	-	-	(8,807)
Net loss from continuing operations attributable to Exterran stockholders, excluding charges	$(8,617)	$(30,416)	$(31,953)	$(93,464)	$(69,406)

Diluted loss from continuing operations attributable to Exterran stockholders	$(1.03)	$(3.42)	$(1.85)	$(5.34)	$(2.37)
Adjustment for charges, after-tax, per common share	0.89	2.94	1.34	3.85	1.25
Diluted net loss from continuing operations attributable to Exterran stockholders
per common share, excluding charges (1)	$(0.14)	$(0.48)	$(0.51)	$(1.49)	$(1.12)

(1) Management believes disclosure of EBITDA, as adjusted, diluted net loss from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as adjusted, diluted net loss from continuing operations attributable to Exterran stockholders per common share, excluding charges, and Gross Margin as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as adjusted, is used by management as a valuation measure.

EXTERRAN PARTNERS, L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Revenue	$83,267	$84,437	$68,415	$308,274	$237,636

Costs and expenses:
Cost of sales (excluding depreciation and amortization)	42,694	43,355	35,446	162,925	124,242
Depreciation and amortization	19,235	19,087	15,180	67,930	52,518
Long-lived asset impairment	371	384	24,652	1,060	24,976
Selling, general and administrative	8,643	10,594	10,112	39,380	34,830
Interest expense	7,912	7,860	6,601	30,400	24,037
Other (income) expense, net	(288)	(338)	(241)	(392)	(314)
Total costs and expenses	78,567	80,942	91,750	301,303	260,289
Income (loss) before income taxes	4,700	3,495	(23,335)	6,971	(22,653)
Income tax expense	185	242	162	918	680
Net income (loss)	$4,515	$3,253	$(23,497)	$6,053	$(23,333)

General partner interest in net income (loss)	$920	$837	$49	$3,005	$1,091

Limited partner interest in net income (loss)	$3,595	$2,416	$(23,546)	$3,048	$(24,424)

Weighted average limited partners' units outstanding:
Basic	37,270	37,261	32,091	35,137	27,091

Diluted	37,291	37,278	32,091	35,150	27,091

Earnings (loss) per limited partner unit:
Basic	$0.10	$0.06	$(0.73)	$0.09	$(0.90)

Diluted	$0.10	$0.06	$(0.73)	$0.09	$(0.90)

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts and percentages)

	Three Months Ended						Years Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2011		2011		2010		2011		2010

Revenue	$83,267		$84,437		$68,415		$308,274		$237,636

Gross Margin, as adjusted (1)	$45,646		$47,275		$38,786		$171,841		$134,798

EBITDA, as further adjusted (1)	$37,513		$38,614		$31,427		$139,290		$104,807
% of Revenue	45%		46%		46%		45%		44%

Capital Expenditures	$17,106		$9,324		$6,535		$50,250		$28,113
Less: Proceeds from Sale of Compression Equipment	(632)		(1,040)		(547)		(2,940)		(1,370)
Net Capital Expenditures	$16,474		$8,284		$5,988		$47,310		$26,743

Gross Margin percentage, as adjusted	55%		56%		57%		56%		57%

Distributable cash flow (2)	$24,475		$25,720		$20,372		$90,284		$66,831

Distributions Declared per Limited Partner Unit	$0.4925		$0.4875		$0.4725		$1.94		$1.87
Distribution Declared to All Unitholders, including Incentive
Distributions	$19,581		$19,322		$16,003		$74,214		$54,913
Distributable Cash Flow Coverage	1.25	x	1.33	x	1.27	x	1.22	x	1.22	x

	December 31,		September 30,		December 31,		December 31,		December 31,
	2011		2011		2010		2011		2010

Debt	$545,500		$544,000		$449,000		$545,500		$449,000
Total Partners' Capital	$423,766		$434,518		$350,737		$423,766		$350,737
Total Debt to Capitalization	56%		56%		56%		56%		56%

(1) Management believes disclosure of EBITDA, as further adjusted, and Gross Margin, as adjusted, both non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons. In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except per unit amounts)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Reconciliation of GAAP to Non-GAAP Financial Information:

Net income (loss)	$ 4,515	$ 3,253	$ (23,497)	$ 6,053	$ (23,333)
Income tax expense	185	242	162	918	680
Depreciation and amortization	19,235	19,087	15,180	67,930	52,518
Long-lived asset impairment	371	384	24,652	1,060	24,976
Cap on operating and selling, general and administrative
costs provided by Exterran Holdings ("EXH")	5,073	7,995	7,780	32,397	24,720
Non-cash selling, general and administrative costs	222	(207)	549	532	1,209
Interest expense	7,912	7,860	6,601	30,400	24,037
EBITDA, as further adjusted (1)	37,513	38,614	31,427	139,290	104,807
Cash selling, general and administrative costs	8,421	10,801	9,563	38,848	33,621
Less: cap on selling, general and administrative costs provided by EXH	-	(1,802)	(1,963)	(5,905)	(3,316)
Less: other (income) expense, net	(288)	(338)	(241)	(392)	(314)
Gross Margin, as adjusted (1)	45,646	47,275	38,786	171,841	134,798
Other income (expense), net	288	338	241	392	314
Expensed acquisition costs (in Other (income) expense, net)	-	-	-	514	356
Less: Gain on sale of compression equipment (in Other (income) expense, net)	(273)	(319)	(242)	(919)	(667)
Less: Cash interest expense	(5,012)	(4,951)	(4,469)	(18,822)	(21,087)
Less: Cash selling, general and administrative, as adjusted for
cost caps provided by EXH	(8,421)	(8,999)	(7,600)	(32,943)	(30,305)
Less: Income tax expense	(185)	(242)	(162)	(918)	(680)
Less: Maintenance capital expenditures	(7,568)	(7,382)	(6,182)	(28,861)	(15,898)
Distributable cash flow (2)	$ 24,475	$ 25,720	$ 20,372	$ 90,284	$ 66,831

Cash flows from operating activities	$ 26,370	$ 21,600	$ 6,585	$ 80,090	$ 43,682
(Provision for) benefit from doubtful accounts	185	(239)	(700)	(83)	(1,292)
Cap on operating and selling, general and administrative costs provided by EXH	5,073	7,995	7,780	32,397	24,720
Expensed acquisition costs	-	-	-	514	356
Maintenance capital expenditures	(7,568)	(7,382)	(6,182)	(28,861)	(15,898)
Change in assets and liabilities	415	3,746	12,889	6,227	15,263
Distributable cash flow (2)	$ 24,475	$ 25,720	$ 20,372	$ 90,284	$ 66,831

Net income (loss)	$ 4,515	$ 3,253	$ (23,497)	$ 6,053	$ (23,333)
Long-lived asset impairment	371	384	24,652	1,060	24,976
Net income, excluding charge	$ 4,886	$ 3,637	$ 1,155	$ 7,113	$ 1,643

Diluted earnings (loss) per limited partner unit	$ 0.10	$ 0.06	$ (0.73)	$ 0.09	$ (0.90)
Adjustment for charge per limited partner unit	0.01	0.01	0.75	0.03	0.90
Diluted earnings per limited partner unit, excluding charge (1)	$ 0.11	$ 0.07	$ 0.02	$ 0.12	$ 0.00

(1) Management believes disclosure of EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, non-GAAP measures, provides useful information to investors because, when viewed with our GAAP results and accompanying reconciliations, they provide a more complete understanding of our performance than GAAP results alone.  Management uses EBITDA, as further adjusted, diluted earnings per limited partner unit, excluding charge, and Gross Margin, as adjusted, as supplemental measures to review current period operating performance, comparability measures and performance measures for period to period comparisons.  In addition, EBITDA, as further adjusted, is used by management as a valuation measure.

(2) Distributable cash flow, a non-GAAP measure, is a significant liquidity metric used by management to compare basic cash flows generated by us to the cash distributions we expect to pay our partners. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions.

EXTERRAN PARTNERS, L.P.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands, except percentages)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2011	2011	2010	2011	2010

Total Available Horsepower (at period end) (1)	1,873	1,885	1,572	1,873	1,572

Total Operating Horsepower (at period end) (1)	1,728	1,703	1,384	1,728	1,384

Average Operating Horsepower	1,706	1,691	1,364	1,549	1,179

Horsepower Utilization:
Spot (at period end)	92%	90%	88%	92%	88%
Average	91%	89%	82%	89%	81%

Combined U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners covered by contracts converted to service
agreements (at period end)	2,188	2,123	1,944	2,188	1,944

Available Horsepower:

Total Available U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	3,545	3,565	3,607	3,545	3,607

% of U.S. Contract Operations Available Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	62%	60%	54%	62%	54%

Operating Horsepower:

Total Operating U.S. Contract Operations Horsepower of Exterran Holdings
and Exterran Partners (at period end)	2,830	2,784	2,779	2,830	2,779

% of U.S. Contract Operations Operating Horsepower of Exterran
Holdings and Exterran Partners covered by contracts converted
to service agreements (at period end)	77%	76%	70%	77%	70%

(1) Includes compressor units leased from Exterran Holdings with an aggregate horsepower of 221,000, 252,000 and 278,000 at December 31, 2011, September 30, 2011 and December 31, 2010, respectively.  Excludes compressor units leased to Exterran Holdings with an aggregate horsepower of 18,000, 29,000 and 18,000 at December 31, 2011, September 30, 2011 and December 31, 2010, respectively.

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